Exhibit 99.1

Atlas Technical Consultants Announces Preliminary Second Quarter 2020 Results and Provides 2020 Outlook

Austin, TX (July 14, 2020) – Atlas Technical Consultants, Inc. (Nasdaq: ATCX) (“Atlas” or the “Company”), a leading provider of professional testing, inspection, engineering, program management and consulting services, announced today preliminary second quarter 2020 results and provided a full year 2020 outlook.

Preliminary Second Quarter 2020 Highlights:

•	Gross revenue in the range of $111 million to $113 million
•	Net Income of $2.0 million to $2.5 million
•	Adjusted EBITDA[1] of $ 15.0 million to $15.5 million
•	Liquidity at the end of the quarter was approximately $39 million, an approximate 5% increase from the first quarter 2020 largely attributable to positive operating cash flow generation
•	Backlog increased to a new record level in excess of $620 million

Full Year 2020 Outlook:

•	Based on current backlog, gross revenue is expected to be in the range of $453 million to $468 million, with net revenue representing a higher percentage of gross revenue in 2020 compared to 2019
•	Adjusted EBITDA is anticipated to be in the range of $58 million to $64 million
•	The outlook reflects current visibility on the timing of work as stay-at-home orders are lifted, and compares to the Company’s previously suspended outlook for gross revenue and Adjusted EBITDA in the respective ranges of $505 million to $530 million and $74 million to $80 million issued prior to the impact of COVID-19 pandemic-related disruptions beyond the Company’s control

L. Joe Boyer, Atlas’ Chief Executive Officer, said “While health and safety remains our top priority, the Atlas team is focused on operational excellence and providing critical services to the nation’s infrastructure and other essential sectors. Despite lower year-over-year revenue in the second quarter due to the COVID-19 pandemic, the resiliency of our business has been demonstrated by improved momentum as we progressed through the quarter. This includes an increasing mix of self-perform work, steady growth in our government-based sector volume and stabilizing trends in private sector activity. In addition, the prompt delivery of our cost reductions and liquidity enhancements, during a period when much of the country was shut down, enabled us to deliver expected Adjusted EBITDA dollars for the first half 2020 that were essentially in line with the prior year period.”

Mr. Boyer continued, “Into July, we have seen continued improvement in our labor utilization, especially in geographic areas where activity has resumed as economies re-open. To date, no significant contracts have been canceled and the demand for our mission critical services is driving backlog growth. Our bidding opportunities remain strong and we continue to win new work, including several large opportunities across our expanded geographic footprint. We remain committed to preserving ample liquidity while expanding backlog and executing on our deleveraging acquisition strategy that benefit our people, clients, and shareholders. While pandemic-related uncertainty may continue to impact the timing of backlog execution, our strengthening business momentum positions us to demonstrate the ongoing growth, earnings and cash-generating power of our business as conditions further improve.”

(1) Adjusted EBITDA is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP.

Preliminary Unaudited Financial Information for Second Quarter 2020

Interim consolidated financial statements as of and for the quarter ended June 30, 2020 are not yet complete and are not available as of the date of this press release. The preliminary financial information presented above for the quarter ended June 30, 2020 remain preliminary, based upon information available as of the date of this press release and is subject to change and finalization based on completion of all quarter end close processes. Accordingly, undue reliance should not be placed on this unaudited preliminary financial information. Please also refer to “Forward-Looking Statements.”

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of professional testing, inspection engineering and consulting services under the name Atlas Technical Consultants, offering solutions to public and private sector clients in the transportation, commercial, water, government, education and industrial markets. With more than 100 offices in 40 states and 3,200+ employees, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this press release in relation to Atlas has been provided by Atlas and its management team, and forward-looking statements include statements relating to Atlas’ management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us and are based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) the effect, impact, potential duration or other implications of the COVID-19 pandemic and any expectations we may have with respect thereto; (2) the risk that our actual results may differ from the guidance we have provided; (3) the ability to recognize the anticipated benefits of our past acquisitions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (4) changes adversely affecting the business in which we are engaged; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein.

Reconciliation of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Atlas discloses Adjusted EBITDA, which is a non-GAAP financial measure, in this press release. Atlas believes this financial measure is a useful indicator to evaluate performance because it allows for an effective evaluation of Atlas’ operating performance when compared to its peers, without regard to its financing methods or capital structure. Atlas believes Adjusted EBITDA is useful for investors and others in understanding and evaluating Atlas’ operations results in the same manner as its management. However, Adjusted EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

Atlas defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. Atlas excludes these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Atlas’ presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Atlas’ computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures for our full year 2020 guidance. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Estimates regarding certain preliminary results in this release are presented on a non-GAAP basis. We provide a reconciliation of these non-GAAP estimates to the most directly comparable GAAP measure; however, such reconciliation requires certain assumptions due to the unpredictable nature of certain items that are necessary to estimate net income. Additionally, certain estimates regarding our full year 2020 outlook in this release are presented on a non-GAAP basis. These non-GAAP projections cannot be reconciled to the most directly comparable GAAP measure without unreasonable efforts. Material changes to any discrete item could have a potentially significant impact on our GAAP results.

Atlas Technical Consultants

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)

	For the quarter ended June 30,
	2020	2019
	(Unaudited)
	(in $ millions)

Net income	$2.0 - 2.5	$4.1
Interest	6.4	3.1
Taxes	0.1	0.2
Depreciation and amortization	5.0	5.3
EBITDA	$13.5 - 14.0	12.7

Other non-recurring expenses(1)	1.2	4.0
Non-cash equity compensation	0.3	0.6

Adjusted EBITDA	$15.0 - 15.5	$17.3

(1) Includes professional service-related service fees such as legal, accounting, tax, valuation and other consulting relating to the Atlas Business Combination, acquisition related professional fees, shutdown of the telecom division costs in 2019 and costs incurred related to the COVID-19 pandemic.

Investor Relations Contact

512-851-1507

ir@oneatlas.com

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